                                                                      EXHIBIT 20

                          MONTHLY REPORT TO NOTEHOLDERS

             FIRST NATIONAL MASTER NOTE TRUST SERIES 2003-1 & 2003-2

                    MONTHLY PERIOD ENDING: NOVEMBER 30, 2005

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture" ), by and between the Issuer and the Indenture Trustee, acknowledged by the Transferor and Servicer, and as supplemented by the Series 2003-1 Indenture Supplement (dated as of March 20, 2003 and as amended on November 17,
2003) and the Series 2003-2 Indenture Supplement (dated as of November 17,
2003), each of which is by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transfer and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the December 15, 2005 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                   None

(f) To the knowledge of the undersigned, no Series 2003-1 or 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                   None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

                                                                               2003-1                 2003-2
A.   INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

      1.   Principal Receivables
            (a) Beginning of Monthly Period Principal Receivables       $  2,070,121,062.48     $  2,070,121,062.48
            (b) End of Monthly Period Principal Receivables             $  2,033,706,854.46     $  2,033,706,854.46
            (c) Average Principal Receivables                           $  2,041,788,262.39     $  2,041,788,262.39

      2.    End of Monthly Period Trust Receivables                     $  2,065,245,635.04     $  2,065,245,635.04

      3.    Delinquent Balances

                 Delinquency                    Aggregate Account                       Percentage of
                  Category                           Balance                          Total Receivables
            ---------------------              ------------------                     -----------------
            (a)  30 to 59 days                 $    34,841,461.70                           1.69%
            (b)  60 to 89 days                 $    24,956,108.12                           1.21%
            (c)  90 to 119 days                $    20,110,926.82                           0.97%
            (d)  120 to 149 days               $    17,491,635.38                           0.85%
            (e)  150 or more days              $    15,246,650.71                           0.74%
                     Total:                    $   112,646,782.73                           5.45%

      4.   Aggregate amount of Collections

            (a)  Total Collections                                                              $ 287,939,478.81   $ 287,939,478.81
            (b)  Total Collections of Principal Receivables                                     $ 260,944,806.05   $ 260,944,806.05
            (c)  Total Collections of Finance Charge Receivables                                $  26,994,672.76   $  26,994,672.76
            (d)  Aggregate Allocation Percentages for Outstanding Series                                   89.37%             89.37%
            (e)  Aggregate Allocation Percentage of Collections of Principal Receivables                   89.37%             89.37%
            (f)  Aggregate Allocation Percentage of Collections of Finance Charge Receivables              89.37%             89.37%

      5.   Aggregate amount of Principal Receivables in Accounts which became Defaulted
      Accounts during the Monthly Period                                                        $  21,279,262.45   $  21,279,262.45

      6.   Calculation of Interchange allocable to the Issuer for the Monthly Period

            (a)  Sales net of cash advances during the Monthly Period on all FNBO
            MasterCard and VISA accounts                                                        $ 434,633,255.96   $ 434,633,255.96

            (b)  Sales net of cash advances during the Monthly Period on Accounts designated
            to the Receivables Trust                                                            $ 220,909,402.35   $ 220,909,402.35

            (c)  Total amount of Interchange paid or payable to FNBO with respect to the
            Monthly Period                                                                      $   8,247,917.79   $   8,247,917.79

            (d)  Amount of Interchange allocable to the Receivables Trustee with respect
            to the Monthly Period ([c] multiplied by [b/a])                                     $   4,192,138.00   $   4,192,138.00

            (e) Servicer Interchange amount (1.5% of Collateral Amount at end of prior
            Monthly Period)                                                                     $     616,438.36   $     616,438.36

            (f) Adjustment of Noteholder Servicing Fee (excess of (e) over (d))                 $           0.00   $           0.00

      7. The aggregate amount of Collections of Finance Charge Receivables for the Receivables Trust for the Monthly Period

            (a)  Interchange                                                                    $   4,192,138.00   $   4,192,138.00
            (b)  Recoveries                                                                     $   1,402,924.37   $   1,402,924.37
            (c)  Finance Charges and Fees                                                       $  26,994,672.76   $  26,994,672.76
            (d)  Discount Receivables                                                           $           0.00   $           0.00
                                                                                                -----------------------------------
                   Total                                                                        $  32,589,735.13   $  32,589,735.13

      8.   Aggregate Uncovered Dilution Amount for the Monthly Period                           $           0.00   $           0.00

B.  INFORMATION REGARDING SERIES 2003-1 & 2003-2 NOTES

      1.   Collateral Amount at the close of business on the prior Distribution Date            $ 500,000,000.00   $ 500,000,000.00
            (a)  Reductions due to Investor Charge-Offs (including Uncovered Dilution Amounts)
            to be made on the related Distribution Date                                         $           0.00   $           0.00

            (b)  Reimbursements to be made on the related Distribution Date from Available
            Finance Charge Collections                                                          $           0.00   $           0.00

            (c)  Collateral Amount at the close of business on the Distribution Date            $ 500,000,000.00   $ 500,000,000.00

      2.   Note Principal Balance at the close of business on the Distribution
      Date during the Monthly Period

            (a)  Class A Note Principal Balance                                                 $ 415,000,000.00   $ 411,250,000.00
            (b)  Class B Note Principal Balance                                                 $  38,750,000.00   $  40,000,000.00
            (c)  Class C Note Principal Balance                                                 $  46,250,000.00   $  48,750,000.00
                                                                                                -----------------------------------
                        Total Note Principal Balance                                            $ 500,000,000.00   $ 500,000,000.00

      3.   Allocation Percentages for the Monthly Period

            (a)  Principal Collections                                                                     24.15%             24.15%
            (b)  Finance Charge Collections                                                                24.15%             24.15%
            (c)  Default Amounts                                                                           24.15%             24.15%

      4.   Investor Principal Collections processed during the Monthly Period and allocated
      to the Series                                                                             $  63,018,170.66   $  63,018,170.66

      5.   Excess Principal Collections available from other Group I Series allocated to the
      Series                                                                                    $           0.00   $           0.00

      6.   Aggregate amounts treated as Available Principal Collections pursuant to
      subsections 4.04(a)(v) and (vi) of the related Indenture Supplement                       $   5,138,941.88   $   5,138,941.88

      7.   Reallocated Principal Collections (up to the Monthly Principal Reallocation Amount)
      applied pursuant to Section 4.06 of the related Indenture Supplement                      $           0.00   $           0.00

      8.   AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                                            $  68,157,112.54   $  68,157,112.54

      9.   Principal Accumulation Investment Proceeds                                           $           0.00   $           0.00

      10. Investor Finance Charge Collections (including Interchange and  Recoveries)
      processed during the Monthly Period                                                       $   7,870,421.03   $   7,870,421.03

      11. Excess Finance Charge Collections from Group I allocated to the Series                $     292,163.35   $     292,163.35

      12. Reserve Account withdrawals pursuant to Section 4.10(b) or (d) of the related
      Indenture Supplement                                                                      $           0.00   $           0.00

      13. Excess amounts from Spread Account to be treated as Available Finance Charge
      Collections pursuant to Section 4.12(g) of the related Indenture Supplement               $           0.00   $           0.00

      14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)                                  $   8,162,584.38   $   8,162,584.38

      15. Distributions of principal and interest to Noteholders on the Distribution Date:

            (a)  Class A Noteholders                                                            $   1,459,416.67   $   1,449,656.25
            (b)  Class B Noteholders                                                            $      89,125.00   $     102,666.67
            (c)  Class C Noteholders                                                            $     220,458.33   $     150,312.50

      16.  Distributions of principal to Noteholders on the Distribution Date:

            (a)  Class A Noteholders                                                            $           0.00   $           0.00
            (b)  Class B Noteholders                                                            $           0.00   $           0.00
            (c)  Class C Noteholders                                                            $           0.00   $           0.00

      17.  Distributions of interest to Noteholders on the Distribution Date:

            (a)  Class A Noteholders                                                            $   1,459,416.67   $   1,449,656.25
            (b)  Class B Noteholders                                                            $      89,125.00   $     102,666.67
            (c)  Class C Noteholders                                                            $     220,458.33   $     150,312.50

      18.  The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period which were allocated to the
      Series 2003-1 and 2003-2

            (a)  Default Amount                                                                 $  21,279,262.45   $  21,279,262.45
            (b)  Allocation Percentage (B.3.(c) above)                                                     24.15%             24.15%
                                                                                                -----------------------------------
                   Total Investor Default Amount (a multiplied by b)                            $   5,138,941.88   $   5,138,941.88

      19. The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period

            (a) Dilutions not covered by Transferor                                             $           0.00   $           0.00
            (b) Series Allocation Percentage (as defined in the related Indenture Supplement)              24.15%             24.15%
            (c) Total Uncovered Dilution Amount                                                 $           0.00   $           0.00

      20.  The aggregate amount of Investor Charge-Offs (including any Uncovered Dilution
      Amount not covered by the Transferor) for the Monthly Period                              $           0.00   $           0.00

      21.  Noteholder Servicing Fee for the Monthly Period payable to the Servicer (after
      adjustment for Servicer Interchange shortfall, if any)                                    $     821,917.81   $     821,917.81

      22.  Ratings of the Class A Notes

            Moody's                                                                             Aaa                Aaa
                                                                                                -----------------------------------
            S&P                                                                                 AAA                AAA
                                                                                                -----------------------------------
            Fitch                                                                               AAA                AAA
                                                                                                -----------------------------------
      23.  Ratings of the Class B Notes

            Moody's                                                                             A2                 A2
                                                                                                -----------------------------------
            S&P                                                                                 A                  A
                                                                                                -----------------------------------
            Fitch                                                                               A+                 A+
                                                                                                -----------------------------------
      24.  Ratings of the Class C Notes

            Moody's                                                                             Baa2               Baa2
                                                                                                -----------------------------------
            S&P                                                                                 BBB                BBB
                                                                                                -----------------------------------
            Fitch                                                                               BBB                BBB
                                                                                                -----------------------------------
      25.  Note Interest Rate for the Monthly Period

            (a)  Class A Note Interest Rate                                                              4.22000%           4.23000%
            (b)  Class B Note Interest Rate                                                              2.76000%           3.08000%
            (c)  Class C Note Interest Rate                                                              5.72000%           3.70000%

C.   QUARTERLY NET YIELD

      1.   Base Rate for the Monthly Period                                                                 6.30%              6.14%
      2.   Portfolio Yield for the Monthly Period                                                           6.65%              6.65%
      3.   Net Yield for the Monthly Period (Portfolio Yield MINUS Base Rate)                               0.34%              0.50%
      4.   Quarterly Net Yield for the related Distribution Date                                            3.04%              3.19%

D.   INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

      1.   Opening Principal Accumulation Account Balance on the Distribution  Date for the
      Monthly Period                                                                            $           0.00   $           0.00

      2.   Controlled Deposit Amount to be deposited to the Principal Accumulation Account on
      the Distribution Date for the Monthly Period                                              $           0.00   $           0.00

            (a)  Controlled Accumulation Amount                                                 $           0.00   $           0.00
            (b)  Accumulation Shortfall                                                         $           0.00   $           0.00
            (c)  Controlled Deposit Amount (a+b)                                                $           0.00   $           0.00

      3. Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution Date

            (a)  Distribution in reduction of the Class A Notes                                 $           0.00   $          0.00
            (b)  Distribution in reduction of the Class B Notes                                 $           0.00   $          0.00
            (c)  Distribution in reduction of the Class C Notes                                 $           0.00   $          0.00

      4.   Principal Accumulation Account ending balance after deposit or withdrawal on the
      Distribution Date for the Monthly Period                                                                 0
                                                                                                -----------------------------------
E.   INFORMATION REGARDING THE SPREAD ACCOUNT

      1.   Opening Available Spread Account Amount on the Distribution Date for the Monthly
      Period                                                                                    $  15,688,727.86   $  15,958,940.67

      2.   Aggregate amount required to be withdrawn pursuant to Section 4.12(c) of the related Indenture Supplement for distribution to Class C Noteholders pursuant to Section
      4.04(a)(iv) of the related Indenture Supplement                                           $           0.00   $           0.00

      3.   Aggregate amount required to be withdrawn pursuant to Section 4.12(d) of the related Indenture Supplement for distribution in reduction of the Class C Note Principal
      Balance                                                                                   $           0.00   $           0.00

      4.   Spread Account Percentage for the Distribution Date for the Monthly Period                       5.25%              5.25%

      5.   Closing Required Spread Account Amount for the Distribution Date for the Monthly
      Period                                                                                    $  26,250,000.00   $  26,250,000.00

      6.   Amount on deposit in Spread Account after required withdrawals on the  Distribution
      Date for the Monthly Period (1-(2+3))                                                     $  15,688,727.86   $  15,958,940.67

      7.   Spread Account Deficiency/(Excess), if any (5 MINUS 6)                               $  10,561,272.14   $  10,291,059.33

      8.   Amounts deposited pursuant to Section 4.04(a)(vii) or 4.10(e) of the related
      Indenture Supplement                                                                      $     476,769.54   $     543,864.68

      9.   Remaining Spread Account Deficiency/(Excess), if any (7 minus 8)                     $  10,084,502.60   $   9,747,194.65

F.   INFORMATION REGARDING THE RESERVE ACCOUNT

      1.   Reserve Account Funding Date                                                        November 15, 2005       May 15, 2006

      2.   Opening Available Reserve Account Amount on the Distribution Date for the Monthly
      Period                                                                                    $   2,500,000.00   $           0.00

      3.   Aggregate amount required to be withdrawn pursuant to Section 4.10(d)
      of the related Indenture Supplement for inclusion in Available Finance Charge
      Collections:

            (a)  Covered Amount                                                                 $           0.00   $           0.00
            (b)  Principal Accumulation Investment Proceeds                                     $           0.00   $           0.00
            (c)  Reserve Draw Amount (a MINUS b)                                                $           0.00   $           0.00

      4.   Required Reserve Account Amount                                                      $   2,500,000.00   $           0.00

      5.   Reserve Account Surplus (4-(2-3))                                                    $           0.00   $           0.00

G.   INFORMATION REGARDING ACCUMULATION PERIOD

      1.   Accumulation Period Length (months)                                                                 3                  3
                                                                                                -----------------------------------

     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 15th day of December, 2005.

                       FIRST NATIONAL BANK OF OMAHA, Servicer

                       By _______________________________
                       Name: Karlyn M. Knieriem
                       Title: Finance Officer